UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022

Singular Genomics Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40443	81-2948451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10931 N. Torrey Pines Road, Suite #100

La Jolla, California 92037

(Address of principal executive offices, including zip code)

(858) 333-7830

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMIC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2022, the Board of Directors (the “Board”) of Singular Genomics Systems, Inc. (the “Company”) appointed Elaine R. Mardis, Ph.D. to the Board, effective immediately. Dr. Mardis will serve as a Class I director with a term expiring at the Company’s 2022 annual meeting of stockholders or until her successor is duly elected and qualified. The Board determined that Dr. Mardis is independent under the listing standards of The Nasdaq Stock Market.

As a non-employee director, Dr. Mardis will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation policy, which includes an initial grant of an option to purchase 40,000 shares of the Company’s common stock. In addition, the Company has entered into an indemnification agreement and director letter agreement with Dr. Mardis in connection with her appointment to the Board, each of which is in substantially the same form as that entered into with the other directors of the Company. There are no arrangements or understandings between Dr. Mardis and any other person pursuant to which Dr. Mardis was selected as a director, and there are no transactions between Dr. Mardis and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Following the appointment of Dr. Mardis, the Company’s Class I directors consist of Dr. Mardis and Jason Ryan.

A copy of the press release issued by the Company announcing Dr. Mardis’ appointment is furnished as Exhibit 99.1 hereto.

Also, on January 5, 2022, the Board authorized and established the Science and Technology Committee to oversee science and technology matters of the Company. The Board appointed Eli Glezer, Ph.D. to serve as Chair of the Science and Technology Committee, and appointed Dr. Mardis and David Barker to serve as committee members.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Amended Registration Statement on Form S-1 (File No. 333-255912) filed with the Securities and Exchange Commission on May 24, 2021).

99.1	Press Release issued by the Company on January 6, 2022 announcing the appointment of Dr. Mardis to the Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2022

Singular Genomics Systems, Inc.

By:	/s/ Dalen Meeter
Dalen Meeter
Senior Vice President, Finance Principal Financial Officer and Principal Accounting Officer